EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE


LILLY INDUSTRIES, INC.
(In thousands, except per share data)

                                                    Three Months Ended         Nine Months Ended
                                                 -------------------------     ----------------------
                                                  August 31       August 31     August 31   August 31
                                                    1997             1996         1997        1996
                                                 ----------       ----------    --------   ---------
Primary:
 Average shares outstanding                        23,000            22,650       22,900      22,600

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common share                      $  0.33           $  0.31      $  0.86     $  0.49
                                                  =======           =======      =======     =======

Average shares outstanding                         23,000            22,650       22,900      22,600
Dilutive stock options based
 on treasury stock method
 using average market
 price                                                400               400          500         400
                                                  -------           -------      -------     -------
                                                   23,400            23,050       23,400      23,000

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common
  and common equivalent
  share                                           $  0.33           $  0.30      $  0.85     $  0.48
                                                  =======           =======      =======     =======

Fully diluted:
 Average shares outstanding                        23,000            22,650       22,900      22,600
 Dilutive stock options based
  on the treasury stock
  method using the higher
  of quarter end or average
  market price                                        400               450          500         450
                                                  -------           -------      -------     -------
                                                   23,400            23,100       23,400      23,050

 Net income                                       $ 7,679           $ 7,012      $19,790     $11,114
 Net income per common
  and common equivalent
  share                                           $  0.33           $  0.30      $  0.85     $  0.48
                                                  =======           =======      =======     =======